Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have issued our report dated August 24, 2009, with respect to the consolidated financial statements and schedules incorporated by reference in the Annual Report of KOSS CORPORATION on Form 10-K for the years ended June 30, 2009 and 2008.  We hereby consent to the incorporation by reference of said reports in the Registration Statement of KOSS CORPORATION on Forms S-8 (File No. 333-89872 (effective June 5, 2002), 333-37986 (effective May 26, 2000) and 333-20405 (effective January 24, 1997)).

GRANT THORNTON LLP

Milwaukee, Wisconsin

August 24, 2009